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                                                                EXHIBIT 3(a)(1)


                            ARTICLES OF INCORPORATION
                                       OF
                       FNB FINANCIAL SERVICES CORPORATION

         I, the undersigned natural person of the age of eighteen years or more, do hereby organize a business corporation under the laws of the State of North Carolina, as contained in Chapter 55 of the General Statutes of North Carolina, entitled "Business Corporation Act", and the several amendments thereto, and to that end do hereby set forth:

         1. The name of the corporation is FNB Financial Services Corporation.

         2. The period of duration of the corporation shall be perpetual.

         3. The purposes for which the corporation is organized are:

         (a) to purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "bank holding corporation" or "holding corporation," and especially to direct the corporations of banks, banking associations or other corporations through the ownership of stock therein;

         (b) to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of shares of the capital stock, or any bonds, notes, securities, or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state and also bonds or evidences of indebtedness of the United States or of any state, district, territory or subdivision or municipality thereof and to issue in exchange therefor shares of the capital stock, bonds, notes, or other obligations of the Corporation and while the owner thereof to exercise all the rights, powers and privileges of ownership including the right to vote on any shares of stock so owned;

         (c) to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks or other securities or evidences of indebtedness shall be held by or for this corporation, or in which, on in the welfare of which, this corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness or the property of this Corporation;

         (d) to engage in any other lawful act or activity for which corporations may be organized under Chapter 55 of the General


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Statutes of North Carolina, entitled "Business Corporation Act", including, but not limited to, manufacturing, purchasing or otherwise acquiring, owning, mortgaging, pledging, selling, assigning and transferring, or otherwise disposing of, investing, trading, dealing in and with, goods, wares and merchandise and property of every class and description, whether real, personal, mixed, tangible, or intangible; entering into or serving in any kind of management, investigative, advisory, promotional, protective, insurance, guarantyship, suretyship, fiduciary or representative relationship or capacity for any persons or corporations whatsoever; and

         (e) To engage in, conduct and operate any other business which may be deemed adapted, directly or indirectly, to add to the profits of its business or to increase the value of its property.

         In furtherance and not in limitation of the power conferred by the laws of the State of North Carolina upon corporations organized for the foregoing purposes, the corporation shall have power to borrow money, to lend money, to guarantee obligations, to purchase, construct, lease or otherwise acquire, own, hold, use, maintain, operate or otherwise manage or control, sell, exchange, lease, mortgage, pledge or otherwise dispose of, property of any kind or character, real, personal or mixed, tangible or intangible, necessary, useful or convenient therefor, and to acquire, hold, mortgage, pledge or dispose of shares, bonds and other evidences of indebtedness and securities of the United States of America or any state or municipality therein or of any domestic or foreign corporation.

         The foregoing clauses shall be construed as enumerating specific purposes and powers, but no recitation, expression or declaration of specific purposes or powers herein enumerated shall be deemed to be exclusive, but it is hereby expressly declared that all other lawful purposes and powers not inconsistent therewith are hereby included.

         The Board of Directors of the corporation shall have the authority to adopt resolutions approving the indemnification, to the fullest extent permitted by Chapter 55 of the North Carolina General Statutes, of any person made a party to any action or proceeding, whether civil, criminal or administrative, by reason of the fact that such person was serving as director, officer, employee or agent of the corporation.

         4. The aggregate number of shares which the corporation shall have authority to issue is 1,000,000 shares of $1.00 par value Capital Stock, of a single class.

         5. The minimum amount of consideration to be received by the corporation for its shares before it shall commence business

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is Five Hundred Dollars ($500.00) in cash or property of equivalent value.

         6. The shareholders of the corporation shall have no preemptive right to acquire additional or treasury shares of the corporation.

         7. The address of the initial registered office of the corporation is 202 South Main Street, Reidsville, Rockingham County, North Carolina, 27320 and the name of the initial registered agent at such address is W.B. Apple, Jr.

         8. The number of directors constituting the initial board of directors shall be ten, and the names and addresses of the persons who are to serve as directors until the appropriate annual meeting of shareholders, or until their successors are elected and qualify are:

         Name                             Address
         ----                             -------

         Frank R. Penn                    1202 Crescent Drive
                                          Reidsville, N. C. 27320

         Elton H. Trent, Jr.              1909 Carpenter Drive
                                          Reidsville, N. C. 27320

         W. B. Apple, Jr.                 2307 Pine Lane
                                          Reidsville, N. C. 27320

         G. L. Arthur                     1839 Pennrose Drive
                                          Reidsville, N. C. 27320

         J. S. Balsley, Jr.               904 Oakcrest Drive
                                          Reidsville, N. C. 27320

         0. E. Green                      1205 Cypress Drive
                                          Reidsville, N. C. 27320

         Phillip J. Lambeth               6080 Summit Avenue
                                          Brown Summit, N. C. 27214

         Clifton G. Payne, M.D.           1872 Pennrose Drive
                                          Reidsville, N. C. 27320

         T. Garland  Smothers             914 Oakcrest Drive
                                          Reidsville, N. C. 27320

         Mrs. Jeanne T. Stanley           705 Parkway Blvd.
                                          Reidsville, N. C. 27320

         9. The name and address of the sole incorporator are:


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         Name                             Address
         ----                             -------

         W. B. Apple, Jr.                 2307 Pine Lane
                                          Reidsville, N. C. 27320

         10. The corporation shall not consolidate with, or merge with or into, any other corporation or convey to any corporation or other person or otherwise dispose of all or substantially all of the assets or dispose of by any means all or substantially all of the stock or assets of any major subsidiary of the Corporation unless such consolidation, merger,, conveyance or disposition is approved (a) by the affirmative vote of not less than seventy-five percent (75%) of the aggregate voting power of the outstanding stock entitled to vote thereon, and (b) by the affirmative vote of not less than seventy-five percent (75%) of the aggregate voting power of the outstanding stock entitled to vote thereon, which shall include the affirmative vote of at least fifty percent (50%) of the voting power of the outstanding stock of shareholders entitled to vote thereon other than controlling shareholders, (i) if the shareholder entitled to vote thereon is a person who, including affiliate of such person, is the beneficial owner (as the terms are defined in the Securities and Exchange Act of 1934 and in the rules thereunder) of more than twenty percent (20%) of the voting power of the corporation (a "controlling shareholder") provided that shares held, voted or otherwise controlled by a person as a trustee, plan administrator, officer of the corporation or otherwise pursuant to an employee benefit plan of the corporation or of an affiliate of the corporation shall not be deemed to be beneficially owned by any person for the purpose of determining whether a person is a controlling shareholder, and (ii) if, prior to the acquisition of twenty percent (20%) of the voting power of the corporation by a shareholder, the Board of Directors of the corporation had not unanimously approved such consolidation, merger, conveyance or disposition. If there is a controlling shareholder, this article can be amended only by the affirmative vote of the voting power of the corporation then required to approve a consolidation, merger, conveyance or disposition under this article.


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                            ARTICLES OF AMENDMENT OF
                       FNB FINANCIAL SERVICES CORPORATION

         The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its charter:

         1. The name of the corporation is FNB Financial Services Corporation.

         2. The following amendment to the charter of the corporation was adopted by its shareholders on the 9th day of February, 1984, in the manner prescribed by law:

         Paragraph 8 of the original Articles of Incorporation of FNB Financial Services Corporation, dated the 17th day of August, 1983, is hereby amended by substituting the following in lieu thereof, in its entirety:

         8 . (a) The board of directors of the corporation shall be and is divided into three classes, Class 1, Class II and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director named herein shall hold office until the annual meeting of shareholders shown as follows:

                                           Term of Office Expires
            Directors In:                  With Annual Meeting In:

              Class I                               1985
              Class II                              1986
              Class III                             1987

         A director elected to fill a vacancy shall serve for the remainder of their present term of office of the class to which he was elected.

         (b) The number of directors constituting the initial board of directors shall be ten, and the names and addresses of the persons who are to serve as directors until the appropriate annual meeting of shareholders, or until their successors are elected and qualify are:

                  Name                                Address
                  ----                                -------

         CLASS I

                  Clifton G. Payne, M.D.              1872 Pennrose Drive
                                                      Reidsville, N. C. 27320



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                  W. B. Apple,                        2307 Pine Lane
                                                      Reidsville, N. C. 27320

                  0. E. Green                         1205 Cypress Drive
                                                      Reidsville, N. C. 27320

         CLASS II

                  J. B. Balsley, Jr.                  904 Oakcrest Drive
                                                      Reidsville, N. C. 27320

                  T. Garland Smothers                 914 Oakcrest Drive
                                                      Reidsville, N. C. 27320

                  Mrs. Jeanne T. Stanley              705 Parkway Blvd.
                                                      Reidsville, N. C. 27320

         CLASS III

                  G. L. Arthur                        1839 Pennrose Drive
                                                      Reidsville, N. C. 27320

                  Phillip J. Lambeth                  6080 Summit Avenue
                                                      Brown Summit, N. C. 27214

                  Elton H. Trent, Jr.                 1909 Carpenter Drive
                                                      Reidsville, N. C. 27320

                  Frank R. Penn                       1202 Crescent Drive
                                                      Reidsville, N. C. 27320

         3. The number of shares of the corporation outstanding at the time adoption was ten (10); and the number of shares entitled to vote was ten (10).

         4. The number of shares voted for such amendment was ten
(10); and the number of shares voted against such amendment was zero (0).

         5. The amendment herein effected does not give rise to dissenter's rights to payment for the reason that the only effect of such amendment is to establish staggered terms for the board of directors of FNB Financial Services Corporation.



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STATE OF NORTH CAROLINA

COUNTY OF ROCKINGHAM


                            ARTICLES OF AMENDMENT OF
                       FNB FINANCIAL SERVICES CORPORATION

         The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its charter:

         1. The name of the corporation is FNB Financial Services Corporation.

         2. The following amendment to the charter of the corporation was adopted by its shareholders on the 8th day of March, 1984, in the manner prescribed by law:

         Paragraph 6 of the original Articles of Incorporation of FNB Financial Services Corporation, dated the 17th day of August, 1983, as first amended on March 1, 1984 is hereby further amended by substituting the following in lieu thereof, in its entirety:

                  6 . The shareholders of the corporation shall have preemptive rights to acquire additional or treasury shares of the corporation.

         3. The number of shares of the corporation outstanding at the time of such adoption was ten (10); and the number of shares entitled to vote thereon was ten (10).

         4. The number of shares voted for such amendment was ten (10); and the number of shares voted against such amendment was zero (0).

         5. The amendment herein effected does not give rise to dissenter's rights to payment for the reason that the only effect of such amendment is to restore preemptive rights with respect to the shareholders of FNB Financial Services Corporation and the acquisition of treasury or additional shares therein.




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STATE OF NORTH CAROLINA
COUNTY OF ROCKINGHAM

                            ARTICLES OF AMENDMENT OF

                       FNB FINANCIAL SERVICES CORPORATION


         The undersigned corporation hereby executes these Articles of Amendment for the purpose of amending its charter:

         1. The name of the corporation is FNB Financial Services Corporation.

         2. The following amendment to the charter of the corporation was adopted by its shareholders on the 12th day of April, 1988, in the manner prescribed by law:

                           The Articles of Incorporation of FNB Financial
                  Services Corporation, dated the 17th day of August, 1983, as amended on March 1, 1984 and April 13, 1984, is hereby further amended to include a new Article 11 to read in its entirety as follows:

                                       11.

                           No director of this corporation shall be liable for
                  monetary damages for breach of his duty as a director arising out of any legal action whether by or in the right of the corporation or otherwise, except (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the corporation, (ii) any liability under Section 55-32 of the General Statutes of North Carolina, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date of the effectiveness of these Articles of Amendment.

         3. The number of shares of 14 the corporation outstanding at the time of such adoption was 741,386; and the number of shares entitled to vote thereon was 741,386.

         4. The number of shares voted for such amendment was 488,088; and the number of shares voted against such amendment was 7,867, with 1,352 shares abstaining.

         5. The amendment herein affected does not give rise to dissenter's rights to payment for the reason that the only effect of such amendment is to limit or eliminate the potential monetary liability of director's to the corporation or its shareholders under such circumstances as may be permitted by law pursuant to the enactment of such, a charter amendment.


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                      ARTICLES OF AMENDMENT TO THE CHARTER
                       FNB FINANCIAL SERVICES CORPORATION


         The undersigned Corporation hereby executes these Articles of Amendment for the purpose amending its charter:

         1. The name of the corporation is FNB Financial Services Corporation

         2. The following amendment to the charter of the corporation was adopted by shareholders on April 11, 1989, in the manner prescribed by law.

                  RESOLVED, that the charter of this corporation shall be amended by deleting Paragraph 4 in its entirety and inserting therefor a new Paragraph 4 to read as follows:

                  4. The aggregate number of shares which the corporation shall have authority to issue is 3,000,000 shares of Common Stock with a par value of $1.00 per share.

         3. The number of shares of capital stock of the corporation outstanding at the time of the adoption of such amendment was 741,356 shares of common stock, par value $1.00 per share; and the number of shares entitled to vote thereon was 741,356.

         4. The number of shares voted for such amendment was 443,745. The number of shares voted against such amendment was 29,071.

         5. The amendment does not give rise to dissenter's rights to payment pursuant to Section 55-101(b) of the General Statutes of North Carolina, because the amendment does not change the corporation into a nonprofit corporation or cooperative organization or affect the shares of any shareholder.




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                              ARTICLES OF AMENDMENT

                                       OF

                       FNB FINANCIAL SERVICES CORPORATION


         Pursuant to ss.55-10-06 of the General Statutes of NortH Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation:

         1. The name of the corporation is FNB Financial Services Corporation (the "Corporation").

         2.       The text of the amendment adopted is as follows:

                  Article 6 of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                           No holder of any stock or other securities of the corporation shall be entitled to any preemptive right to purchase any stock or other securities of the corporation.

         3. The date of adoption of the amendment was April 9, 1996.

         4. Shareholder approval for the Articles of Amendment was obtained as required by Chapter 55 of the North Carolina General Statutes.

         5.       These Articles will be effective upon filing.



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